                                                                     EXHIBIT 4.1

                               STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

o THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

o   FIRST: The name of the limited partnershp is

               ATLAS AMERICA SERIES 25-2004(B) L.P.

o   SECOND: The address of its registered office in the State of Delaware is

               110 S. POPLAR STREET, SUITE 101 in the city of
               WILMINGTON, DE 19801

    The name of the Registered Agent at such address is ANDREW M. LUBIN

o   THIRD: The name and mailing address of each general partner is as follows:

               ATLAS RESOURCES, INC.
               MANAGING GENERAL PARTNER
               311 ROUSER ROAD, P.O. BOX 611
               MOON TOWNSHIP, PA 15108

o IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Atlas America Series 25-2004(B) L.P. as of January 15, 2004.

                                   Partnership Name
                                   BY:  ATLAS RESOURCES, INC.
                                        MANAGING GENERAL PARTNER


                                   /s/ Karen A. Black
                                   --------------------------------------------
                                   KAREN A. BLACK, VICE PRESIDENT - PARTNERSHIP
                                   ADMINISTRATION


      State of Delaware
      Secretary of State
   Division of Corporations
Delivered 02:00 PM 01/21/2004
  FILED 02:00 PM 01/21/2004
SRV 040044376 - 3770617 FILE